Exhibit (b)(2)

11th November 2010
Mr. Vinod Ramnani,
Chairman & Managing Director
Opto Circuits (India) Ltd
Plot No 83, Electronics City
Bangalore 560100,
Dear Sir,
     Subject: Our Sanction Letter Ref No: 1004361 dated 18th August 2010.
With reference to our above mentioned offer letter accepted by you on the 10th of October 2010, we wish to confirm that the credit facilities of USD 30 million are available for utilization by Opto Circuits (India) Ltd. Based on your requirements you may draw down the same on request.
Assuring you of our best services at all times.
Yours Sincerely
For Standard Chartered Bank

1) Authorized Signatory	2) Authorized Signatory

Standard Chartered Bank
Origination & Client Coverage, Wholesale Banking
6th Floor, West Wing, Raheja Towers
26, M.G. Road	Tel (91 -80) 2532 5368/2559 9825
Bangalore - 560 001, India	Fax (91 -80) 2559 9255

Incorporated in England with limited liability by Royal Charter 1853 Reference Number ZC18
The Principal Office of the Company is situated in the U.K.